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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

    We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-      ) and related Prospectus of Vion
Pharmaceuticals, Inc. for the registration of 5,769,225 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2003, with respect to the financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Hartford, Connecticut
June 30, 2003